                                                                EXHIBIT 10.3

                        NORTHPOINT COMMUNICATIONS, INC.


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       AMENDED AND RESTATED SERIES C PREFERRED STOCK PURCHASE AGREEMENT

                               January 20, 1999


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

                        NORTHPOINT COMMUICATIONS, INC.

        AMENDED AND RESTATED SERIES C PREFERRED STOCK PURCHASE AGREEMENT


     This Amended and Restated Series C Preferred Stock Purchase Agreement is made as of January 20, 1999 by and among NorthPoint Communications, Inc., a Delaware corporation (the "Company") and the parties listed on Attachment 1 to
                           -------                             ------------
this Agreement (each, a "Purchaser" and collectively, the "Purchasers").
                         ---------                         ----------

                                    RECITALS
                                    --------

     1.  The Company and certain of the Purchasers (the "Original Purchasers")
                                                         -------------------
entered into a Series C Preferred Stock Purchase Agreement dated as of June 26, 1998 (the "Original Purchase Agreement").
           ----------------------------

     2. The Company and the Original Purchasers each desire to facilitate the sale and purchase of additional shares of Series C Preferred Stock by amending and restating the Original Agreement as set forth herein.

     3. The Purchasers other than the Original Purchasers desire to purchase from the Company, and the Company desires to sell to such Purchasers, additional shares of the Company's Series C Preferred Stock.

                                   AGREEMENT
                                   ---------

     The parties hereby agree as follows:

SECTION 1
               Authorization and Sale of Series C Preferred Stock
               --------------------------------------------------

     1.1  Authorization.  The Company has authorized or will authorize the sale
          -------------
and issuance of up to 18,198,413 shares of its Series C Preferred Stock (the "Shares" or "Series C Preferred"), having the rights, privileges and preferences
-------      ------------------
as set forth in the Fifth Amended and Restated Certificate of Incorporation (the "Restated Certificate") in the form attached to this Agreement as Exhibit A.
 --------------------                                             ---------

     1.2  Sale of Series C Preferred.  Subject to the terms and conditions of
          --------------------------
this Agreement, each Purchaser, severally, has purchased or agrees to purchase at the First, Second or Third Closing (as defined below), as set forth on Attachment 1, and the Company has sold and issued or agrees to sell and issue to
------------
each Purchaser, at the First, Second or Third Closing, as applicable, the number of shares of the Company's Series C Preferred set forth opposite such Purchaser's name on Attachment 1 at a purchase price of $3.53 per Share.
                    ------------

SECTION 2
                            Closing Dates; Delivery
                            -----------------------

     2.1  Closing Dates.  The first closing of the purchase and sale of the
          -------------
Shares under this Agreement was held at the offices of Venture Law Group, A Professional Corporation, 2800 Sand Hill Road, Menlo Park, California at 3:00 p.m., on June 26, 1998, (the "First Closing"). The second closing of the
                              -------------
purchase and sale of the Shares under this Agreement was held at the offices of Venture Law Group, A Professional Corporation, 2800 Sand Hill Road, Menlo Park, California at 3:00 p.m. on August 26, 1998 (the "Second Closing"). The third
                                                 --------------
closing of the purchase and sale of the Shares under this Agreement ("Third
                                                                      -----
Closing") shall be held at the offices of Latham & Watkins, 135 Commonwealth
-------
Drive, Menlo Park, California on the third business day following notice by the Company to each of the Purchasers of the satisfaction of the condition set forth in Section 5.11 of this Agreement, subject to the satisfaction of the conditions to closing set forth in Sections 5 and 6 of this Agreement or the waiver thereof by the party or parties entitled to waive any such conditions. Each of the First Closing, the Second Closing and the Third Closing are referred to herein as a "Closing," and the dates of each Closing are referred to herein as a
      -------
"Closing Date."
-------------

     2.2  Delivery.  At each Closing, the Company will deliver to each
          --------
Purchaser, in addition to the other items to be delivered pursuant to Sections 5 and 6 of this Agreement, a certificate or certificates representing the number of Shares to be purchased by such Purchaser at the Closing, against delivery to the Company by such Purchaser of payment by check or wire transfer payable to the Company in the amount set forth opposite such Purchaser's name on Attachment
                                                                      ----------
1.
-

SECTION 3
                 Representations and Warranties of the Company
                 ---------------------------------------------

     Except as set forth on the Schedule of Exceptions attached hereto as Exhibit B, the Company hereby represents and warrants to each of the Purchasers
---------
as follows:

     3.1  Organization and Standing; Certificate and Bylaws.  The Company is a
          -------------------------------------------------
corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is qualified or licensed as a foreign corporation in all jurisdictions where the nature of its business or property makes such qualification or licensing necessary and where the failure to do so would have a material adverse effect (financial or otherwise) on the business, property, prospects, assets or liabilities of the Company. The Company has made available to the Purchasers copies of its Certificate of Incorporation and Bylaws. Said copies are true, correct and complete and contain all amendments, modifications and restatements through the Closing Date.

     3.2  Corporate Power.  The Company has all requisite legal and corporate
          ---------------
power to execute and deliver this Agreement, to sell and issue the Shares hereunder, to issue the Common

Stock issuable upon conversion of the Shares and to carry out and perform its obligations under the terms of this Agreement and the Related Documents (as herein defined).

     3.3  Capitalization.  The authorized capital stock of the Company will
          --------------
consist, immediately prior to the Third Closing, of: 75,000,000 shares of Common Stock, of which 10,930,200 shares are issued and outstanding; and 35,761,600 shares of Preferred Stock, 17,563,187 of which have been designated Series B Preferred Stock, 16,450,721 of which are issued and outstanding, and 18,198,413 shares of Series C Preferred Stock, 1,247,024 of which are issued and outstanding (after giving effect to the stock split described in the Restated Certificate). All issued and outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. The Company has reserved 17,563,187 shares of Common Stock for issuance upon conversion of the Series B Preferred Stock and 18,198,413 shares of Common Stock for issuance upon conversion of the Series C Preferred Stock. The Series C Preferred will have the rights, preferences, privileges and restrictions set forth in the Restated Certificate. All outstanding securities of the Company were issued in compliance with applicable federal and state securities laws. The Company has reserved 7,500,000 shares of Common Stock for issuance under a 1997 Stock Option Plan approved and adopted by the Board of Directors of the Company on September 23, 1997. Options to purchase an aggregate of 6,744,181 shares of Common Stock have been granted under the 1997 Stock Option Plan. Except as described above or as set forth in the Third Amended and Restated Rights Agreement dated June 26, 1998, there are no preemptive rights, options or warrants or other conversion privileges or rights presently outstanding to purchase any capital stock of the Company. The Company is not obligated to repurchase any shares of its capital stock or any other securities. Except for the Voting Agreement dated August 13, 1997 and the Amended and Restated Voting Agreement in the form attached hereto as Exhibit E (the "Voting Agreement"), the Company is not a
                   ---------       ----------------
party to, or subject to, any agreement or understanding and, to the Company's knowledge, there is no agreement or understanding between any person and/or entities, which affects or relates to the voting or giving of written consents with respect to any security of the Company or by any director of the Company.

     3.4  Authorization.  All corporate action on the part of the Company, its
          -------------
directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement, the Restated Certificate, the Fourth Amended and Restated Rights Agreement in the form attached hereto as Exhibit C (the
                                                             ---------
"Rights Agreement"), the Third Amended and Restated Right of First Refusal and
-----------------
Co-Sale Agreement in the form attached hereto as Exhibit D (the "Co-Sale
                                                 ---------       -------
Agreement"), the Voting Agreement and any other agreement, certificate,
---------
instrument or documents to be executed and delivered in connection therewith or pursuant thereto (collectively, with the Rights Agreement, the Restated Certificate, the Co-Sale Agreement and the Voting Agreement, the "Related
                                                                  -------
Documents") by the Company, the authorization, sale, issuance and delivery of
---------
the Shares (and the Common Stock issuable upon conversion of the Shares) and the performance of all of the Company's obligations under this Agreement and the Related Documents has been taken. This Agreement and the Related Documents when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms. The Shares, when issued in compliance with the provisions of the Restated Certificate, will be validly issued and will be fully paid and nonassessable and will have the rights, preferences and privileges described in the Restated Certificate. The shares of Common Stock issuable upon conversion of the Shares have been duly and validly reserved and, when issued in compliance with the provisions of the Restated Certificate, will be validly issued, fully paid and nonassessable, and the Shares and such Common Stock will be free of any liens or encumbrances other than those created by or imposed upon the holders thereof through no action of the Company; provided, however, that the Shares (and the Common Stock issuable upon conversion thereof) may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein. The Shares are not subject to any preemptive rights or rights of first refusal. No further corporate action on the part of the Company, its directors or its stockholders is necessary in connection with the issuance and delivery of the shares of Common Stock by the Company issuable upon conversion of the Shares. The NorthPoint Communications, Inc. Detailed Shareholder List as of Wednesday, December 30,1998, setting forth the list of holders of record of all outstanding shares of capital stock and any other securities convertible or exchangeable into any capital stock of the Company, including, without limitation, any warrants or options to purchase Common Stock or any such securities, previously delivered to counsel for the Purchasers, is a true and accurate list of such record holders as of such date. The current officers and directors of the Company are as set forth in Section 3.4 of the Schedule of Exceptions.

     3.5  Financial Statements.  The Company has made available to the
          --------------------
Purchasers its audited financial statements (including balance sheet, income statement and statement of cash flows) as of December 31, 1997 and for the fiscal year ended December 31, 1997 and its unaudited financial statements (including balance sheet, income statement and statement of cash flows) as of October 31, 1998 and for the ten-month period ended October 31, 1998 (collectively, the "Financial Statements"). The Financial Statements have been
                    --------------------
prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to October 31, 1998 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of the Company.

     3.6  Changes.  Since October 31, 1998, there has not been:
          -------

          (a) any change in the business, assets, properties, liabilities, condition (financial or otherwise), operating results or prospects of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

          (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, assets, properties, liabilities, prospects, condition (financial or otherwise) or operating results of the Company;

          (c) any waiver (or partial waiver) or compromise by the Company of a valuable right or of a material debt owed to it;

          (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of the Company;

          (e) any change to a material contract, agreement or arrangement of the Company by which the Company or any of its assets is bound or subject;

          (f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

          (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

          (h) any resignation or termination of employment of any officer or key employee of the Company; and the Company is not aware of any impending resignation or termination of employment of any such officer or key employee;

          (i) any mortgage, pledge, transfer of a security interest in or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

          (j) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances of expenses made in the ordinary course of its business;

          (k) any declaration, setting aside or payment or other distribution in respect to any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

          (l) any receipt by the Company of notice that there has been a cancellation of an order for its services or a loss of a customer of the Company, the cancellation or loss of which would have a material adverse effect on the business, assets, properties, liabilities, prospects, condition (financial or otherwise) or operating results of the Company;

          (m)    any labor organization, activity or labor trouble;

          (n)    any change in the line of business of the Company;

          (o) to the Company's knowledge, any other event or condition of any character which has materially and adversely affected or could be reasonably expected to materially and adversely affect, the business, assets, properties, liabilities, prospects, condition (financial or otherwise) or operating results of the Company; or

          (p) any arrangement or commitment by the Company to do any of the things described in this Section 3.6.

     3.7  Patents and Other Intangible Assets.  The Company has sufficient title
          -----------------------------------
and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any known conflict with or infringement of the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor the delivery of this Agreement, the Rights Agreement, the Co-Sale Agreement or the Voting Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

     3.8  Compliance with Other Instruments, None Burdensome, Etc.  The Company
          -------------------------------------------------------
is not in violation, breach or default (with or without the passage of time and giving of notice or both) of any term of its Certificate of Incorporation or Bylaws, each as amended and in effect on and as of the Closing, or in any material respect of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, order, statute, rule, law or regulation applicable to the Company. The Company is in compliance in all material respects with all judgments, decrees, governmental orders, laws, statutes, rules and regulations by which it is bound or to which it or any of its properties or assets is subject, except where the failure to be in such compliance would not have a material adverse effect on the business, assets, properties, liabilities, prospects, condition (financial or otherwise) or operating results of the Company. The execution, delivery and performance of and compliance with this Agreement and the Related Documents, and the issuance of the Shares and the Common Stock issuable upon conversion of the Shares, have not resulted and will not result in any violation of, or conflict with, or constitute a breach or default (with or without the passage of time and giving of notice or both) under, (a) the Restated Certificate or By-Laws of the Company or (b) any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, order, statute, rule, law or regulation applicable to the Company or result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company; and there is no such violation or default which materially and adversely affects the business of the Company as conducted or as proposed to be conducted, or any of the Company's properties or assets.

     3.9  Litigation, Etc.  There are no actions, suits, proceedings or
          ----------------
investigations pending against the Company or its properties (nor, to the best of the Company's knowledge, against officers of the Company) before any court or governmental agency (nor, to the best of the Company's knowledge, is there any reasonable basis therefor or threat thereof), and none which questions the validity of this Agreement, the Rights Agreement, the Co-Sale Agreement, the Voting Agreement or any other Related Document or any action taken or to be taken in connection herewith, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

     3.10  Employees.  No employee or consultant of the Company is in violation
           ---------
of any term of any employment, employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such person with the Company or, to the Company's knowledge, with any other party because of the nature of the business conducted or to be conducted by the Company. To the Company's knowledge, each Employee Plan and Compensation Arrangement has been administered in compliance with its own terms and in material compliance with the provisions of ERISA, the Code and any other applicable Federal or state laws. Neither the Company nor any ERISA Affiliate is contributing to, is required to contribute to, or has contributed within the last six (6) years to, any: (i) Employee Plan subject to Title IV of ERISA;
(ii) Employee Plan or Compensation Agreement that provides medical or death benefit coverage to former employees of the Company, except to the extent required by Section 4980B of the Code; or (iii) multiple employer welfare arrangement as defined in ERISA Section 3(40). Except as otherwise disclosed in
Section 3.10 of the Schedule of Exceptions, the Company has not entered into any agreement with any employee or director which provides for any payment upon the occurrence of (i) any sale of stock or assets of the Company; (ii) any change of control of the Company; or (iii) any registration of the Company's stock under the Securities Act. Neither the execution and delivery of this Agreement and the Related Documents nor the consummation of the transactions contemplated hereby and thereby will (i) result in any material payment (including, without limitation, severance or unemployment compensation) becoming due to any director or employee of the Company; (ii) result in the acceleration of vesting under any Employee Plan or Compensation Arrangement; or (iii) materially increase any benefits otherwise payable under any Employee Plan; and any such payment or increase in benefits is fully deductible under the Code, including but not limited to Sections 162, 280G and 404. For purposes of this Agreement, the following terms shall have the meaning indicated: (i) "Employee Plan" shall
                                       -------------
mean any retirement or welfare plan or arrangement or any other employee benefit plan as defined in Section 3(3) of ERISA to which the Company or any ERISA Affiliate contributes or to which the Company or any ERISA Affiliate sponsors, maintains or otherwise is bound; (ii) "Code" shall mean the Internal Revenue
                                       ----
Code of 1986, as amended, any successor thereto and any regulations promulgated thereunder; (iii) "Compensation Arrangement" shall mean any plan or compensation
                   ------------------------
arrangement other than an Employee Plan, whether written or unwritten, which provides to employees, former employees, officers, directors and stockholders of the Company or any ERISA Affiliate any compensation or other benefits, whether deferred or not, in excess of base salary or wages, including, but not limited to, any bonus or incentive plan, stock rights plan, deferred compensation arrangement, life insurance, stock purchase plan, severance pay plan and any other employee fringe benefit plan; (iv) "ERISA" shall mean the Employee
                                          -----
Retirement Income Security Act of 1974, as amended, any successor thereto and any regulations promulgated thereunder; and (v) "ERISA Affiliate" shall mean any
                                                 ---------------
trade or business related to the Company under the terms of Sections 414(b),
(c), (m) or (o) of the Code.

     3.11  Consent, Etc.  No consent, approval, license or authorization of or
           -------------
designation, declaration, registration or filing with any court or governmental authority or any party to any Contract is required to be obtained by the Company in connection with the valid execution and delivery of this Agreement and the Related Documents, or the offer, sale or issuance of the Shares (and the Common Stock issuable upon conversion of the Shares), or the consummation of any other transaction contemplated by this Agreement and the Related Documents, except for filing of the Restated Certificate in the office of the Secretary of State of the State of Delaware and filing of such notice as required by Section 25102(f) of the California Corporate Securities Law of 1968, and the compliance with other applicable blue sky laws.

     3.12  Offering.  Subject to the accuracy of the Purchasers' representations
           --------
in Section 4 of this Agreement, the offer, sale and issuance of the Shares to be issued in conformity with the terms of this Agreement and the issuance of the Common Stock to be issued upon conversion of the Shares, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act"). Neither the Company nor anyone acting
                       --------------
on its behalf has sold Shares or similar securities or will sell, offer to sell or solicit offers to buy the Shares or similar securities to, or solicit offers with respect thereto from, any Person so as to bring the issuance and sales of the Shares and the shares of Common Stock issuable upon conversion of the Shares under the registration provisions of the Securities Act and/or applicable state securities laws.

     3.13  Brokers or Finders; Other Offers.  The Company has not incurred, and
           --------------------------------
will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

     3.14  Disclosure.  The Company has fully provided the Purchasers with all
           ----------
the information that the Purchasers have requested for deciding whether to purchase the Series C Preferred and all information that the Company believes is reasonably necessary to enable the Purchasers to make such decision. None of this Agreement, the Related Documents or the Exhibits attached hereto, any certificate furnished or to be furnished to the Purchasers at the Closing or any information provided by the Company to any Purchaser in connection with such Purchaser's due diligence review of the Company contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. There is no fact known to the Company that has not been disclosed to the Purchasers in writing that materially adversely affects or could materially adversely affect the business, assets, properties, liabilities, prospects, condition (financial or otherwise) or operating results of the Company.

     3.15  No Conflict of Interest.  The Company is not indebted, directly or
           -----------------------
indirectly, to any of its officers, directors, or holders of 5% or more of the equity or voting power of the Company or to their respective spouses, parents, children or siblings or their respective affiliates, in any amount whatsoever. None of said officers, directors or holders, or any members of their immediate families or, to the best of the Company's knowledge, their respective affiliates, are indebted, directly or indirectly, to the Company (other than in connection with purchases of the Company's stock) or, to the best of the Company's knowledge, have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that officers, directors and/or stockholders of the Company may own stock in publicly traded companies which may compete with the Company. To the best of the Company's knowledge, no officer, director or holder of 5% or more of the equity or voting power of the Company or any member of their immediate families or any of their respective affiliates, is, directly or indirectly, interested in any material contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

     3.16  Subsidiaries. The Company does not presently own or control, directly
           ------------
or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

     3.17  Proprietary Information Agreements.  Each employee, officer and
           ----------------------------------
consultant of the Company has executed a Confidential Information and Invention Assignment Agreement in the form made available to the Purchasers. The Company, after reasonable investigation, is not aware that any of its employees or consultants is in violation thereof.

     3.18  Outstanding Indebtedness.  The Company has not (i) incurred any
           ------------------------
indebtedness in excess of $50,000, or (ii) sold, exchanged or otherwise disposed of any of its assets or rights. Morgan Stanley Senior Funding, Inc. is the registered holder of all Series A and Series B Senior Increasing Rate Notes due July 15, 1999 (collectively, the "Notes") issued pursuant to the Note Purchase
                                  -----
Agreement dated as of July 10, 1998 (the "Note Purchase Agreement").
                                          -----------------------

     3.19  Agreements; Action.  Except for agreements explicitly contemplated
           ------------------
hereby and by the Rights Agreement, the Co-Sale Agreement and Voting Agreement, and except as set forth in the Third Amended and Restated Rights Agreement dated June 26, 1998, the Second Amended and Restated Right of First Refusal and Co-Sale Agreement dated June 26, 1998 and the Voting Agreement dated August 13, 1997, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, 5% or greater stockholders, affiliates, immediate family members or, to the Company's knowledge, any affiliate thereof, except for agreements with respect to the purchase of the Company's securities by such persons.

     There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000 individually or in the aggregate, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company, or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

     For the purposes of subsections (i) and (ii) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

     The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Restated Certificate or Bylaws that adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

     All material Contracts are legally valid and binding and in full force and effect in all material respects, enforceable against the Company in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent the indemnification provisions contained in the Rights Agreement may be limited by applicable federal or state securities laws. The Company is in compliance with all material Contracts in all material respects and is not in breach or default in any material respect thereunder. The Company has not been notified by any party thereto of any such party's intention or desire to terminate or modify in any material respect any of such material Contracts nor does the Company have knowledge of a breach by any party to such Contracts, or of any claim or threat that the Company has breached any such Contracts.

     3.20  Permits.  The Company has all franchises, permits, licenses, and any
           -------
similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company, and the Company believes that it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. Without limiting the foregoing, the Company holds currently valid certificates from the appropriate public utilities commissions in the states identified in Section 3.20 of the Schedule of Exceptions necessary and sufficient to permit it to conduct its business as currently conducted and has applications pending in the states identified in Section 3.20 of the Schedule of Exceptions that would be necessary to permit the Company to conduct business in such states substantially as its business is currently conducted. The Company is not currently conducting business in any state where it has not obtained a valid certificate from the appropriate public utilities commission. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority. The execution, delivery and performance of and compliance with this Agreement and the Related Documents, and the issuance of the Shares and the Common Stock issuable upon conversion of the Shares, have not resulted in and will not result in suspension, revocation, impairment, forfeiture or nonrenewal of any such franchise, permit, license or similar authority.

     3.21  Registration Rights and Voting Rights.  Except as provided in the
           -------------------------------------
Rights Agreement and in the Third Amended and Restated Rights Agreement dated June 26, 1998, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity. To the Company's knowledge, except as provided in the Voting Agreement and in the Voting Agreement dated August 13, 1997, no stockholders of the Company have entered into any agreements with respect to the voting of capital shares of the Company.

     3.22  Corporate Documents.  The Restated Certificate of Incorporation and
           -------------------
Bylaws of the Company are in the forms made available to the Purchasers.

     3.23  Title to Property and Assets.  The Company owns its property and
           ----------------------------
assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances and, to the best knowledge of the Company, the other party to any such lease in not in material default thereunder. The Real Property includes sufficient access to the facilities necessary to conduct the operations of the Company in the manner in which they are currently operated. There is no pending or, to the knowledge of the Company, threatened condemnation or similar proceeding affecting any Real Property. The use of the Real Property as currently used is in compliance with applicable zoning and land-use laws in all material respects.

     3.24  Insurance.  The Company has in full force and effect fire, casualty
           ---------
and liability insurance policies issued by insurers of recognized responsibility, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed in the case of fire and casualty insurance and in such amounts as are carried by companies in positions similar to the Company with respect to liability insurance. The Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will be unable to renew its existing insurance coverage as and when the same shall expire upon terms at least as favorable as those currently in effect, other than possible increases in premiums that do not result from any act or omission of the Company.

     3.25  Minute Books.  The copies of the minutes of the Company made
           ------------
available to the Purchasers contain a complete summary of all meetings of directors and stockholders of the Company and all actions by written consent without a meeting by the directors and stockholders since the time of incorporation of the Company and reflect all transactions referred to in such minutes accurately in all material respects.

     3.26  Tariffs; Customer Contracts.  The Company has filed tariffs, in
           ---------------------------
appropriate form, in each state in which it provides service to customers.

     3.27  Taxes.  The Company has filed or caused to be filed all required Tax
           -----
Returns with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed by the Company, and all Taxes shown on such Tax Returns have been properly accrued or paid to the extent such Taxes have become due. The Company has not executed any waiver or extensions of any statute of limitations on the assessment or collection of any Tax or with respect to any liability arising therefrom. None of the federal, state or local income Tax Returns for the Company has been audited by any taxing authority, including the United States Internal Revenue Service. For purposes of this
Section 3.27, "Taxes" means any federal, state, or local taxes, assessments,
               -----
interest, penalties, deficiencies, fees and other governmental charges or impositions; and "Tax Return" means any federal, state, or local tax return,
                  ----------
report, statement and other similar filings required to be filed by the Company with respect to Taxes.

     3.28  Labor Agreements and Actions.  The Company is not bound by or subject
           ----------------------------
to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company. The Company does not have any collective bargaining agreements covering any of its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company. The Company has complied with all applicable state and federal equal employment opportunity and other laws related to employment. The Company does not have any deferred compensation, pension, profit sharing, bonus, issuance, severance or other similar employee benefit plan or obligation covering any of its employees or plans subject to the Employee Retirement Income Security Act of 1974. The Company does not have any agreements or arrangements with persons titled as independent contractors or consultants, as a result of which, by virtue of the control exercised by the Company, the type of work performed by the persons or any other circumstances, said persons could reasonably be deemed to be employees of the Company. The Company is not engaged in any unfair labor practice which could adversely affect the business, earnings, prospects, properties or condition (financial or otherwise) of the Company. There is (a) no unfair labor practice complaint pending or, to the knowledge of the Company threatened, against the Company or before the National Labor Relations Board which could adversely affect the business, earnings, prospects, properties or condition (financial or otherwise) of the Company and (b) no strike, labor dispute, slow down or stoppage is pending or, to the knowledge of the Company, threatened against the Company. The Company's relations with its employees are good.

     3.29  Projections.  All projections and expressions of opinion or
           -----------
predictions relating to the future sales and financial performance of the Company previously delivered to the Purchasers by the Company or its representatives were made in good faith and prepared on a reasonable basis by the Company. The Company knows of no facts or circumstances that as of the date hereof or as of any Closing (other than general economic conditions) would adversely affect the Company's ability to meet its projections.

     3.30  Intentionally omitted.

     3.31  Environmental.  Neither the Company nor, to the best of the Company's
           -------------
knowledge, any other Person has ever caused or permitted any Hazardous Material to be disposed of on or under any real property owned, leased or operated by the Company in any manner not permitted by all applicable laws and no such real property has ever been used by the Company or, to the best of the Company's knowledge, by any other Person as (a) a disposal site or permanent storage site for any Hazardous Material or (b) a temporary storage site for any Hazardous Material. All Hazardous Materials used or generated by the Company or, to the best of the Company's knowledge, any business merged into or otherwise acquired by the Company, have been generated, accumulated, stored, transported, treated, recycled and disposed of in compliance with all applicable laws and regulations, the violation of which has any reasonable likelihood of having a material adverse effect on the business, assets, properties, liabilities, prospects, condition (financial or otherwise) or operating results of the Company. Neither this Agreement, the Related Documents nor the transactions contemplated hereby and thereby will result in any obligations for site assessment or cleanup, or notification to or consent of any governmental agency or third party under any transaction-triggered Environmental Law known to the Company.

     3.32  Interconnection Agreements.  The Company has in full force and effect
           --------------------------
legally valid and binding interconnection agreements with the incumbent local exchange carriers ("ILECs") set forth in Section 3.32 of the Schedule of
                    -----
Exceptions pursuant to which the Company has the right to obtain sufficient unbundled network elements to conduct its business as currently conducted, including, without limitation, access to local loops. As of the date hereof, the Company has obtained legally valid and binding agreements through, without limitation, its interconnection agreements, master collocation agreements and physical collocation tariffs currently on file at state or federal regulatory agencies, to collocate equipment cages in 458 ILEC central offices, which are sufficient for the Company to conduct its business as currently conducted. The Company has ordered collocation for equipment cages at 159 ILEC central offices, and has complied with the physical collocation application procedures and practices of each of the related ILECs in order to obtain such collocation which will allow it to conduct its business in such cities in a manner substantially similar to the manner in which its business is currently conducted.

SECTION 4
          Representations, Warranties and Covenants of the Purchasers
          -----------------------------------------------------------

     4.1  Representations and Warranties of the Purchasers.  Each Purchaser
          ------------------------------------------------
hereby represents and warrants to the Company with respect to itself only and not with respect to any other Purchaser with respect to the purchase of the Shares to be purchased by it as follows:

          (a)    Experience.  Purchaser has substantial experience in evaluating
                 ----------
and investing in private placement transactions so that Purchaser is capable of evaluating the merits and risks of Purchaser's investment in the Company. Purchaser, by reason of its business or financial experience or the business or financial experience of its professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, has the capacity to protect its own interests in connection with the purchase of the Shares under this Agreement.

          (b)    Investment.  Purchaser is acquiring the Shares and the
                 ----------
underlying Common Stock for investment for Purchaser's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Purchaser understands that the Shares and the underlying Common Stock have not been, and will not be, registered under the Securities Act by reason of a specific exemption therefrom, and that any such exemption would depend, among other things, upon the bona fide nature of the investment intent and the accuracy of such Purchaser's representations as expressed in this Agreement. Purchaser has not been formed for the specific purpose of acquiring the Shares or the underlying Common Stock.

          (c)    Rule 144.  Purchaser acknowledges that the Shares and the
                 --------
underlying Common Stock must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

          (d)    No Public Market.  Purchaser understands that no public
                 ----------------
market now exists for any of the securities issued by the Company, that the Company has made no assurances that a public market will ever exist for the Shares or the underlying Common Stock and that, even if such a public market exists at some future time, the Company may not then be satisfying the current public information requirements of Rule 144.

          (e)    Access to Data.  Purchaser and its representatives have met
                 --------------
with representatives of the Company and thereby have had the opportunity to ask questions of, and receive answers from, said representatives concerning the Company and the terms and conditions of this transaction as well as to obtain any information requested by Purchaser. Any questions raised by Purchaser or its representatives concerning the transaction have been answered to the satisfaction of Purchaser and its representatives. Purchaser's decision to purchase the Shares is based in part on the answers to such questions as Purchaser and its representatives have raised concerning the transaction and on its own evaluation of the risks and merits of the purchase and the Company's proposed business activities. Notwithstanding the foregoing, no investigation made by or on behalf of any Purchaser shall in any way affect any representations, warranties, covenants or agreements made by the Company pursuant to this Agreement and the Related Documents.

          (f)    Authorization.  This Agreement when executed and delivered by
                 -------------
the Purchaser will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

          (g)    Brokers or Finders.  The Company has not incurred, and will not
                 ------------------
incur, directly or indirectly, as a result of any action taken by the Purchaser any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

          (h)    Accredited Investor.  Purchaser is an accredited investor as
                 -------------------
defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

SECTION 5
                      Conditions to Closing of Purchasers
                      -----------------------------------

     Subject to Section 8.4 below, each Purchaser's obligations to purchase its Shares at the Closing are, at the option of Purchasers of at least 66 2/3% of the Series C Preferred Stock, subject to the fulfillment or waiver as of the Closing Date of the following conditions (provided, however, that no Purchaser shall be entitled to rely on the failure of any of such conditions to be fulfilled if such failure is the result of a breach by such Purchaser of any of its representations, warranties, covenants or agreements under this Agreement):

     5.1  Representations and Warranties Correct.  The representations and
          --------------------------------------
warranties made by the Company in Section 3 of this Agreement qualified by materiality shall be true and correct and the representations and warranties made by the Company in Section 3 of this Agreement not qualified by materiality shall be true and correct in all material respects, in each case when made, and on the Closing Date with the same force and effect as if they had been made on and as of said date.

     5.2  Covenants.  All covenants, agreements and conditions contained in this
          ---------
Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

     5.3  Compliance Certificate.  The Company shall have delivered to the
          ----------------------
Purchasers a certificate of the Company, executed by the President of the Company, dated the Closing Date, and certifying, among other things, the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement.

     5.4  Blue Sky.  The Company shall have obtained all necessary Blue Sky law
          --------
permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of the Shares and the Common Stock issuable upon conversion of the Shares.

     5.5  Certificate of Incorporation.  Prior to the Third Closing, the
          ----------------------------
Restated Certificate shall have been filed with the Secretary of State of the State of Delaware.

     5.6  Rights Agreement.  Prior to or at the Third Closing, the Company, the
          ----------------
holders of at least a majority of the outstanding shares of the Registrable Securities (as defined in the Rights Agreement) and Morgan Stanley shall have executed and delivered the Rights Agreement.

     5.7  Opinions of Company Counsel.  At the Closing, the Purchasers shall
          ---------------------------
have received (i) from Latham & Watkins, counsel for the Company, an opinion, dated as of the Closing, in substantially the form of Exhibit F and (ii) from
                                                      ---------
Steven Gorosh, Vice President and General Counsel of the Company, an opinion, dated as of the Closing, in substantially the form of Exhibit G.
                                                      ---------

     5.8  Right of First Refusal and Co-Sale Agreement.  Prior to the Third
          --------------------------------------------
Closing, the Company, holders of a majority of the outstanding shares of Series B Preferred Stock and Series C Preferred Stock, Morgan Stanley and the Purchasers, and William Euske, Robert Flood, Steven Gorosh, Nathan Gregory, Michael Malaga and Timothy Monahan shall have executed and delivered the Co-Sale Agreement.

     5.9  Voting Agreement.  Prior to or at the Third Closing, the Company,
          ----------------
holders of a majority of the shares of Common Stock issuable or issued upon the conversion of the Series B Preferred Stock and Series C Preferred Stock and holders of a majority of the outstanding shares of Common Stock then owned by the Founders as a group (or their respective successors or assigns) and the Purchasers shall have executed and delivered the Voting Agreement.

     5.10  Board of Directors.  As of the Third Closing, the Board of Directors
           ------------------
of the Company shall be comprised of Robert Dahl, Roger Evans, Reed Hundt, Michael Malaga, Andrew Rachleff, Dino Vendetti, Peter Wagner and Frank D. Yeary.

     5.11  Newcourt Financing.  At or prior to the Third Closing, the Company
           ------------------
and Newcourt Commercial Finance Corporation ("Newcourt") shall have executed and
                                              --------
delivered a binding commitment letter providing for Newcourt or a syndicate of lenders to lend the Company at least $100 million (the "Newcourt Loan"), on
                                                        -------------
terms and subject to conditions

(including, without limitation, covenants and negative covenants and conditions that no material disruption of or material adverse change in financial, banking or capital market conditions generally affecting credit facilities similar to the Newcourt Loan shall have occurred or be continuing) reasonably satisfactory to Purchasers of at least 66 2/3% of the Shares; provided, however, that such commitment letter and the Newcourt Loan shall not contain any provision permitting Newcourt or such syndicate to change, alter, amend or delete any of the terms or conditions of the Newcourt Loan in order to facilitate or enable the syndication of all or any part of the commitments or loans thereunder or any provision conditioning the Newcourt Loan on Newcourt's or such syndicate's satisfactory completion of their due diligence review of the Company; provided further, however, that the foregoing condition shall be deemed satisfied in the event that Newcourt or such syndicate actually lends the Company at least $40 million under the Newcourt Loan based on a definitive loan agreement reasonably satisfactory to Purchasers of at least 66 2/3% of the Shares.

     5.12  Satisfactory Completion of Due Diligence.  Each of the Purchasers
           ----------------------------------------
shall have satisfactorily completed its due diligence investigation and review of the Company's business, properties, prospects and financial condition and shall be satisfied with the results of that investigation and review.

     5.13  Consents.  The Company shall have obtained the Required Consents from
           --------
the Georgia Public Service Commission and the New York Public Service
Commission.

     5.14  Secretary's Certificate.  The Company shall have delivered to the
           -----------------------
Purchasers a certificate of the Company, executed by the Secretary or an assistant secretary of the Company, dated the Closing Date, and certifying, among other things, copies of resolutions of the stockholders and Board of Directors of the Company authorizing and approving the execution and delivery by the Company of this Agreement and the Related Documents, including, without limitation, the issuance and sale of the Shares and the issuance of the shares of Common Stock upon conversion of the Shares.

     5.15  Minimum Investment.  The Purchasers shall have tendered at the First
           ------------------
Closing, the Second Closing and the Third Closing aggregate consideration of not less than $55,500,000 for purchase of the Shares, including at least $1,499,999.37 from existing venture capital investors in the Company.

     5.16  Directors' and Officers' Insurance.  The Company shall have obtained
           ----------------------------------
a policy of directors' and officers' insurance in form and substance and from an insurer, in each case, reasonably acceptable to the Majority Purchaser.

     5.17  Original Purchasers.  Each Original Purchaser shall have executed and
           -------------------
delivered this Agreement.

     5.18  Note Purchase Agreement Waiver.  The Company shall have obtained a
           ------------------------------
waiver from the holders of all the Notes of any obligation under the Note Purchase Agreement to redeem or repurchase any Notes as a result of the sale of the Shares or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents; provided, however, that that no such waiver shall be required in the event that the closing of the Newcourt Loan occurs simultaneously with the Third Closing hereunder and the proceeds of the Newcourt Loan are used to redeem or repurchase the Notes in full and satisfy all of the Company's obligations under the Notes and the Note Purchase Agreement.

     5.19  Carlyle Side Letter Agreements.  Prior to or at the Third Closing,
           ------------------------------
the Company and the Carlyle Entities shall have entered into two side letter agreements in substantially the forms of Exhibit H and Exhibit I hereto.
                                         ---------     ---------

     5.20  Vulcan Side Letter Agreement.  Prior to or at the Third Closing, the
           ----------------------------
Company and Vulcan Ventures Incorporated shall have entered into a side letter agreement in substantially the form of Exhibit J hereto.
                                       ---------

     5.21  Final Date of Third Closing.  The Third Closing shall have occurred
           ---------------------------
on or prior to the 90th day following execution of this Agreement by the Company and the Purchasers; provided, however, that if this condition is not satisfied, this Agreement shall terminate and the parties shall be free to pursue any remedies they may have hereunder, at equity or at law.

SECTION 6
                        Conditions to Closing of Company
                        --------------------------------

     The Company's obligation to sell and issue the Shares at the Closing is, at the option of the Company, subject to the fulfillment or waiver of the following conditions (provided, however, that the Company shall not be entitled to rely on the failure of any of such conditions to be fulfilled if such failure is the result of a breach by the Company of any of its representations, warranties, covenants or agreements under this Agreement):

     6.1  Representations.  The representations made by the Purchasers in
          ---------------
Section 4 of this Agreement shall be true and correct when made, and shall be true and correct on the Closing Date.

     6.2  Blue Sky.  The Company shall have obtained all necessary Blue Sky law
          --------
permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of the Shares and the Common Stock issuable upon conversion of the Shares.

     6.3  Certificate of Incorporation.  Prior to the Third Closing, the
          ----------------------------
Restated Certificate shall have been filed with the Secretary of State of the State of Delaware.

     6.4  Covenants.  Prior to or at the Third Closing, all covenants,
          ---------
agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects.

     6.5  Rights Agreement.  The Purchasers shall have executed and delivered
          ----------------
the Rights Agreement.

SECTION 7
                            Covenants of the Company
                            ------------------------

     7.1  Information Rights.  The Company hereby covenants and agrees as
          ------------------
follows:

          The Company will mail by first class, postage prepaid the following reports to the Purchasers:

          (a) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of income and consolidated statements of cash flows of the Company and its subsidiaries for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied (other than for accompanying notes), all in reasonable detail.

          (b) As soon as practicable after the end of each fiscal month, and in any event within thirty (30) days thereafter, an unaudited consolidated balance sheet of the Company as at the end of such month, and unaudited consolidated statements of income and unaudited consolidated statements of cash flows for such month and for the current fiscal year to date. Such financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied (other than accompanying notes), all in reasonable detail.

          (c) As soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, a budget for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company.

          (d) In addition, each Purchaser holding 20% or more of the Series C Preferred shall be entitled to attend one meeting each calendar quarter with the Company's Chief Executive Officer and Chief Financial Officer, and other members of senior management of the Company as reasonably requested by such Purchaser for the purpose of reviewing the Company's business, operations, financial and operating results and condition.

          (e) The information rights set forth in this Section 7.1 may not be transferred, except to an affiliate of a Purchaser which holds Shares, without the prior written consent of the Company, not to be unreasonably withheld.

          (f)    The information rights set forth in this Section 7.1
shall terminate on and be of no further force or effect upon the earlier of (i) the consummation of the Company's sale of its Common Stock in an underwritten public offering pursuant to an effective registration statement filed under the Securities Act (provided the per share public offering price is not less than $5.75 (as adjusted to reflect subsequent stock dividends, stock splits, recapitalizations or similar transactions) and which results in aggregate cash proceeds to the Company of at least $50,000,000, net of underwriting discounts and commissions), immediately subsequent to which the Company shall be obligated to file annual and quarterly reports with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or (ii) the registration by the Company of a class
              ------------
of its equity securities under Section 12(b) or 12(g) of the Exchange Act.

     7.2  Protective Rights.  If, after the date of the Third Closing, the
          -----------------
Company grants to any holder of shares of the Company's Preferred Stock any rights regarding anti-dilution protection on terms more favorable than those set forth in the Restated Certificate, then the Company shall take such action as may be necessary to grant the Purchasers such equivalent rights.

     7.3  Other Actions.
          -------------

          (a) The Company shall take all actions necessary to fulfill the conditions to closing to be fulfilled by it set forth in Section 5 of this Agreement, including, without limitation, the permits, qualifications and exemptions set forth in Section 5.4 and the Required Consents set forth in
Section 5.13, and shall refrain from taking any action that would prevent satisfaction of any such condition;

          (b) The Company shall provide the Majority Purchaser with copies of all documents related to the Newcourt Loan as the Majority Purchaser shall reasonably request and shall keep the Majority Purchaser apprised of all material developments related to the negotiation, execution, delivery and performance thereof and borrowings thereunder.

          (c) The Company shall take all actions necessary to obtain the consent of the New Jersey Board of Public Utilities Commission and the Pennsylvania Public Service Commission to the execution and delivery of this Agreement and the Related Documents and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Shares to the Purchasers and the issuance of any shares of Common Stock upon the conversion thereof.

     7.4  Directors' and Officers' Insurance.  At the request of the Majority
          ----------------------------------
Purchaser, the Company shall maintain directors' and officers' insurance issued by insurers of recognized responsibility in such amounts and on such terms as are carried by companies in positions similar to the Company and reasonably acceptable to the Majority Purchaser.

     7.5  Board Committees.  In the event that the Company's Board of Directors
          ----------------
forms an Executive Committee, the member of the Company's Board of Directors designated by the Majority Purchaser shall be appointed as a member of such Executive Committee.

     7.6  Consents.  The Company shall effect the filing of the Restated
          --------
Certificate in the office of the Secretary of State of the State of Delaware and filing of such notice as required by Section 25102(f) of the California Corporate Securities law of 1968, and the compliance with other applicable blue sky laws within the applicable time periods therefor in accordance with applicable law.

     7.7  Proprietary Information Agreements.  The Company will use its best
          ----------------------------------
efforts to prevent any violation by any of its employees or consultants of their Confidential Information and Invention Assignment Agreements.

     7.8  Tariffs.  The Company will continue to file tariffs, in appropriate
          -------
form, in each state in which it provides service to customers, to the extent required by law.

     7.9  Use of Proceeds.  The Company shall use the proceeds from the sale of
          ---------------
the Shares for working capital and general corporate purposes, including, but not limited to, acquisitions, joint ventures, strategic partnerships and investments in businesses, products and technologies that are complimentary to those of the Company (but excluding any acquisitions, joint ventures, strategic partnerships and investments that are not consistent with the Company's business plan as then in effect). The Company shall not use the proceeds from the sale of the Shares to repay or redeem any indebtedness of the Company outstanding as of the date hereof, including, without limitation, to redeem any outstanding Notes, including, without limitation, pursuant to Section 7.3 of the Note Purchase Agreement.

SECTION 8
                                 Miscellaneous
                                 -------------

     8.1  Governing Law.  This Agreement shall be governed in all respects by
          -------------
the laws of the State of California.

     8.2  Survival.  The representations, warranties, covenants and agreements
          --------
made in this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be limited, diminished or affected by any investigation made by or on behalf of the Purchasers.

     8.3  Successors and Assigns.  Except as otherwise provided in this
          ----------------------
Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement; provided, however, that the right of any Purchaser to purchase its Shares shall not be assignable, except to an affiliate of such Purchaser, without the prior written consent of the Company.

     8.4  Entire Agreement, Amendment.  This Agreement and the other documents
          ---------------------------
delivered pursuant to this Agreement and in connection herewith, including the Related Documents, at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and supersede all prior agreements, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that holders of at least 66 2/3% of the outstanding Series C Preferred Stock (or shares of Common Stock issued upon conversion of such Shares) may, with the written consent of the Company, waive, modify or amend on behalf of all holders, any provisions hereof, so long as the effect thereof will be that all such holders will be treated equally and, provided, further, that Purchasers of at least 66 2/3% of the Series C Preferred Stock, on behalf of all Purchasers, shall be entitled to waive the condition set forth in Section 5.15 in their sole discretion and without complying with any other limitations set forth in this Section 8.4 or
Section 5.

     8.5  Notices, Etc.  All notices and other communications required or
          -------------
permitted under this Agreement shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand, by messenger or by facsimile (subsequently confirmed by telephone), addressed or transmitted (a) if to a Purchaser, at such address or facsimile number as the Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of any Shares, at such address or facsimile number as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address or facsimile number to the Company, then to and at the address or facsimile number of the last holder of such Shares who has so furnished an address or facsimile number to the Company, or (c) if to the Company, one copy should be sent to its offices and addressed to the attention of the President, or at such other address or facsimile number as the Company shall have furnished to the Purchasers.

     Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and postage prepaid as aforesaid.

     8.6  Delays or Omissions.  Except as expressly provided in this Agreement,
          -------------------
no delay or omission to exercise any right, power or remedy accruing to any holder of any Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     8.7  California Corporate Securities Law.  THE SALE OF THE SECURITIES WHICH
          -----------------------------------
ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE

RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

     8.8  Expenses.  At the Third Closing, the Company shall pay the reasonable
          --------
fees and expenses of (i) TC Group, LLC and affiliates incurred with respect to this Agreement, the documents referred to herein and the transactions contemplated hereby and thereby, in an amount not to exceed $75,000, (ii) Dow Lohnes & Albertson, PLLC incurred with respect to this Agreement, the documents referred to herein and the transactions contemplated hereby and thereby, in an amount not to exceed $20,000 and (iii) Gunderson, Dettmer, Stough, Villeneuve, Franklin & Hachigian, LLP incurred with respect to this Agreement, the documents referred to herein and the transactions contemplated hereby and thereby in an amount not to exceed $20,000.

     8.9  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     8.10  Severability.  In the event that any provision of this Agreement
           ------------
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

     8.11  Titles and Subtitles.  The titles and subtitles used in this
           --------------------
Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

     8.12  Further Assurances.  Upon request of the Company or any of the
           ------------------
Purchasers, all parties hereto agree to promptly execute and deliver all such other instruments and take all such other actions as any party hereto may reasonably request from time to time in order to effectuate and carry out the purposes, privileges, restrictions, rights and duties of the parties and the other provisions of this Agreement and the Related Documents. Without limiting the foregoing, until the consummation of the Third Closing, the Company shall provide each Purchaser and its authorized representatives access to, and the right to inspect and investigate, the Company and its books and records upon reasonable notice and during normal business hours, and shall furnish or cause to be furnished to each Purchaser and its authorized representatives all information relating to the Company as it may reasonably request, such access and inspection to be for purposes of allowing each Purchaser to complete its due diligence review of the Company and not to unreasonably interfere with the business or operations of the Company.

     8.13  Specific Performance.  The parties hereby declare that it is
           --------------------
impossible to measure in money the damages which will accrue to a party hereto by reason of a failure to perform any of the obligations under this Agreement and that a breach hereof shall cause irreparable injury and, in addition to any other right or remedy available to the parties hereto at law or in equity, any injured party hereunder shall be entitled to enforcement by court injunction or specific performance of the obligations of the parties hereunder, without the necessity for positing a bond. Notwithstanding the foregoing sentence, nothing herein shall be construed as prohibiting any injured party hereunder from also pursuing any other rights or remedies for such breach or threatened breach, including receiving damages and attorneys' fees. The election of any remedy shall not be construed as a waiver on the part of any injured party hereunder of any right such party might otherwise have at law or in equity, which rights and remedies shall be cumulative.

     8.14  Defaulting Purchaser.  Notwithstanding anything to the contrary
           --------------------
contained in this Agreement, if, on the date of the Third Closing, any one or more of the Purchasers shall fail or refuse to purchase the Shares that it has agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Purchaser or Purchasers agreed but failed or refused to purchase on such date is not more than twenty-five percent (25%) of the aggregate number of the Shares to be purchased on such date, the other Purchasers which purchase Shares on such date may, but shall not be obligated, severally, in the proportion that the number of Shares set forth opposite the name of such Purchaser on Attachment 1 bears to the total number of Shares to be
                          ------------
purchased by all Purchasers on such date, purchase the Shares which such defaulting Purchaser or Purchasers agreed but failed or refused to purchase on such date by delivering written notice to the Company of such Purchaser's intention to purchase such Shares.

     8.15  Defined Terms.  For purposes of this Agreement:
           -------------

          (a)    "Contracts" means all contracts, leases, non-governmental
                  ---------
licenses, mortgages, evidences of indebtedness, indentures, instruments and other agreements (including leases for personal or real property and employment agreements), written or oral (including any amendments and other modifications thereto) of the Company or to which the Company is a party or that are binding upon the Company and that relate to or affect the business or operations of the Company, and that are in effect on the date of this Agreement and on the Closing Date.

          (b)    "Environmental Law" shall mean the Resource Conservation and
                  -----------------
Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act, the Toxic Substances Control Act and any other federal, state or local statue, regulation, ordinance, order or decree relating to the environment, as now or hereafter in effect.

          (c)    "Hazardous Material" shall mean (i) any asbestos or insulation
                  ------------------
or other material composed of or containing asbestos and (ii) any petroleum product and any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, or any other Environmental Law, now or hereafter in effect.

          (d)    "Majority Purchaser" shall mean any one or more of the Carlyle
                  ------------------
Entities (as defined in Section 8.17 below) and any of their respective affiliates.

          (e)    "Real Property" means (a) all fee estates in real property, and
                  -------------
all buildings and other improvements thereon, owned, leased or held by the Company that are used or useful in the business or operations of the Company; and (b) leases of any real property under which the Company is the lessee that are used or useful in the business or operations of the Company; together with any additions thereto between the date of this Agreement and the Closing.

          (f)    "Required Consents" shall mean those consents, approvals,
                  -----------------
licenses, authorizations, designations, declarations, registrations or filings set forth in Section 3.11 of the Schedule of Exceptions.

     8.16  Termination of Original Agreement.  By execution of this Agreement
           ---------------------------------
below, the Company and the Original Purchasers acknowledge and agree that the Original Agreement shall be terminated and shall be of no further force or effect and hereby waive and release each other and the Purchasers participating in the Third Closing from any claims, rights or obligations they may now or hereafter have related to or arising from the Original Agreement; provided, however, that, in consideration of the foregoing, the Original Purchasers shall enjoy all of the rights and privileges of this Agreement as if this Agreement had governed the purchase of the Shares by the Original Purchasers.

     8.17  Carlyle Entities One Holder.  For purposes of this Agreement, Carlyle
           ---------------------------
Partners II, L.P., a Delaware limited partnership, Carlyle Partners III, L.P., a Delaware limited partnership, State Board of Administration of Florida, Carlyle Investment Group, L.P., a Delaware limited partnership, Carlyle International Partners II, L.P., a Cayman Islands limited partnership, Carlyle International Partners III, L.P., a Cayman Islands limited partnership, C/S International Partners, a Cayman Islands general partnership, Carlyle-NorthPoint Partners, L.P., a Delaware limited partnership, Carlyle-NorthPoint International Partners, L.P., a Cayman Islands limited partnership, Carlyle Venture Partners, LP, a Cayman Islands limited partnership, Carlyle U.S. Venture Partners, LP, a Delaware limited partnership, C/S Venture Partners, LP, a Cayman Islands limited partnership and Carlyle Venture Coinvestment, LLC, a Delaware limited liability company (collectively, the "Carlyle Entities") shall be considered as a single Purchaser; provided, however, that the Company shall be protected in relying on the instructions of, and notices received from, Carlyle-NorthPoint Partners, L.P., a Delaware limited partnership, in connection with the exercise of any rights or privileges of the Carlyle Entities hereunder.


                            [Signature Pages Follow]

     The foregoing Amended and Restated Series C Preferred Stock Purchase Agreement is hereby executed as of the date first above written.


"COMPANY"

NORTHPOINT COMMUNICATIONS, INC.,
a Delaware corporation



By:    /S/ NORTHPOINT COMMUNICATIONS, INC.,
       ------------------------------------

Title: --------------------------------


"PURCHASERS"

AT HOME CORPORATION


By:    /S/ AT HOME CORPORATION
       --------------------------------

       --------------------------------
       (Print Name)

       --------------------------------
       Title

INTEL CORPORATION


By:    /S/ INTEL CORPORATION
       --------------------------------

       --------------------------------
       (Print Name)

       --------------------------------
       Title


--------------------------------
Lawrence M. Howell


VULCAN VENTURES INCORPORATED


By:    /S/ VULCAN VENTURES INCORPORATED
       --------------------------------

       --------------------------------
       (Print Name)

       --------------------------------
       Title

NEWCOURT COMMERCIAL FINANCE CORPORATION


By:    /S/ NEWCOURT COMMERCIAL FINANCE CORPORATION
       -------------------------------------------

       --------------------------------
       (Print Name)

       --------------------------------
       Title


BENCHMARK CAPITAL PARTNERS, L.P.
By:    Benchmark Capital Management Co., L.L.C.
       Its General Partner


By:    /S/ BENCHMARK CAPITAL PARTNERS, L.P.
       ------------------------------------
       Member


BENCHMARK FOUNDERS' FUND, L.P.
By:    Benchmark Capital Management Co., L.L.C.
       Its General Partner


By:    /S/ BENCHMARK FOUNDERS' FUND, L.P.
       ----------------------------------
       Member


ACCEL V L.P.
By:    Accel V Associates L.L.C.
       Its General Partner


By:    /S/ ACCEL V L.P.
       --------------------------------
       Managing Member

ACCEL INTERNET/STRATEGIC TECHNOLOGY FUND L.P.
By:    Accel Internet/Strategic Technology Fund Associates L.L.C.
       Its General Partner



By:    /S/ ACCEL INTERNET/STRATEGIC TECHNOLOGY FUND L.P.
       -------------------------------------------------
       Managing Member


ACCEL KEIRETSU V L.P.
By:    Accel Keiretsu V Associates L.L.C.
       Its General Partner



By:    /S/ ACCEL KEIRETSU V L.P.
       --------------------------------
       Managing Member


ACCEL INVESTORS `97 L.P.



By:    /S/ ACCEL INVESTORS `97 L.P.
       --------------------------------
       General Partner


ELLMORE C. PATTERSON PARTNERS



By:    /S/ ELLMORE C. PATTERSON PARTNERS
       ---------------------------------
       General Partner

GREYLOCK IX LIMITED PARTNERSHIP
By:    Greylock IX GP Limited Partnership, its General Partner



By:    /S/ GREYLOCK IX LIMITED PARTNERSHIP
       -----------------------------------
       General Partner


1187415 ONTARIO INC.


By:    /S/ 1187415 ONTARIO INC.
       --------------------------------

       --------------------------------
       (Print Name)

       --------------------------------
       Title

/S/ William Hiller
--------------------------------
William Hiller



THE DAHL FAMILY TRUST DATED OCTOBER 31, 1989,
AS AMENDED MAY 3, 1990
By:  Robert K. Dahl as Trustee for the Dahl Family Trust


/S/ THE DAHL FAMILY TRUST DATED OCTOBER 31, 1989,
AS AMENDED MAY 3, 1990
-------------------------------------------------
(Signature)

CHARLES ROSS PARTNERS


By:    /S/ CHARLES ROSS PARTNERS
       --------------------------------

       --------------------------------
       (Print Name)

       --------------------------------
       Title


LEAD VENTURES


By:    /S/ LEAD VENTURES
       --------------------------------

       --------------------------------
       (Print Name)

       --------------------------------
       Title

CNATRUST, TTEE FBO VENTURE LAW GROUP 401(K) PLAN MICHAEL W. HALL
By:

/S/ CNATRUST, TTEE FBO VENTURE LAW GROUP 401(K) PLAN MICHAEL W. HALL
--------------------------------------------------------------------
(Signature)


THE SIERRA VENTURES MGMT. CO.
1989 DEFERRED SAVINGS PLAN FBO HENRY P. HUFF
By:

/S/ THE SIERRA VENTURES MGMT. CO.
1989 DEFERRED SAVINGS PLAN FBO HENRY P. HUFF
--------------------------------------------
(Signature)


EXETER CAPITAL PARTNERS IV, L.P.
By:    Exeter IV Advisors, L.P.
By:    Exeter IV Advisors, Inc.


By:    /S/ EXETER CAPITAL PARTNERS IV, L.P.
       ------------------------------------
       Keith R. Fox, President

/S/ Mory Ejabat
--------------------------------
Mory Ejabat

/S/ Dino Vendetti
--------------------------------
Dino Vendetti

CARLYLE PARTNERS II, L.P.
By:    TC Group, L.L.C.
       Its General Partner


By:    /S/ CARLYLE PARTNERS II, L.P.
       --------------------------------
       Title:  Managing Director



CARLYLE PARTNERS III, L.P.
By:    TC Group, L.L.C.
       Its General Partner


By:    /S/ CARLYLE PARTNERS III, L.P.
       --------------------------------
       Title:  Managing Director



STATE BOARD OF ADMINISTRATION OF FLORIDA
By:    Carlyle Investment Management LLC
       Its Manager


By:    /S/ STATE BOARD OF ADMINISTRATION OF FLORIDA
       --------------------------------------------
       Title:  Managing Director



CARLYLE INVESTMENT GROUP, L.P.
By:    TC Group, L.L.C.
       Its General Partner


By:    /S/ CARLYLE INVESTMENT GROUP, L.P.
       -----------------------------------
       Title:  Managing Director



CARLYLE INTERNATIONAL PARTNERS II, L.P.
By:    TC Group, L.L.C.
       Its General Partner


By:    /S/ CARLYLE INTERNATIONAL PARTNERS II, L.P.
       -------------------------------------------
       Title:  Managing Director

CARLYLE INTERNATIONAL PARTNERS III, L.P.
By:    TC Group, L.L.C.
       Its General Partner

       /S/ CARLYLE INTERNATIONAL PARTNERS III, L.P.
By:    --------------------------------------------
       Title:  Managing Director



C/S INTERNATIONAL PARTNERS
By:    TC Group, L.L.C.
       Its General Partner

       /S/ C/S INTERNATIONAL PARTNERS
By:    --------------------------------
       Title:  Managing Director



CARLYLE-NORTHPOINT PARTNERS, L.P.
By:    TC Group, L.L.C.
       Its General Partner

       /S/ CARLYLE-NORTHPOINT PARTNERS, L.P.
By:    -------------------------------------
       Title:  Managing Director



CARLYLE-NORTHPOINT INTERNATIONAL PARTNERS, L.P.
By:    TC Group, L.L.C.
       Its General Partner

       /S/ CARLYLE-NORTHPOINT INTERNATIONAL PARTNERS, L.P.
By:    ---------------------------------------------------
       Title:  Managing Director



CARLYLE VENTURE PARTNERS, LP
By:    TCG Ventures, Limited
       Its General Partner

       /S/ CARLYLE VENTURE PARTNERS, LP
By:    --------------------------------
       Title:  Attorney in Fact

CARLYLE U.S. VENTURE PARTNERS, LP
By:    TCG Ventures, LLC
       Its General Partner

       /S/ CARLYLE U.S. VENTURE PARTNERS, LP
By:    -------------------------------------
       Title:  Managing Director


C/S VENTURE PARTNERS, LP
By:    TCG Ventures, Limited
       Its General Partner

       /S/ C/S VENTURE PARTNERS, LP
By:    --------------------------------
       Title:  Attorney in Fact


CARLYLE VENTURE COINVESTMENT, LLC
By:    TCG Ventures, LLC
       Its Manager

       /S/ CARLYLE VENTURE COINVESTMENT, LLC
By:    -------------------------------------
       Title:  Managing Director

                                  ATTACHMENT 1
                                  ------------

                             SCHEDULE OF PURCHASERS
                             ----------------------

First Closing - June 26, 1998:
-----------------------------

                    Name/Address                           No. of Shares          Purchase Price
                   -------------                           -------------          --------------

At Home Corporation                                            566,855             $2,000,998.15


First Closing Total:                                           566,855             $2,000,998.15
-------------------                                            -------             -------------


Second Closing - August 26, 1998:
--------------------------------


                    Name/Address                           No. of Shares          Purchase Price
                   -------------                           -------------          --------------
Intel Corporation                                              566,855             $2,000,998.15

Lawrence M. Howell                                             113,314             $  399,998.42

Second Closing Total:                                          680,169             $2,400,996.57
--------------------                                           -------             -------------

Third Closing - February 19, 1999:
---------------------------------


                    Name/Address                           No. of Shares          Purchase Price
                   -------------                           -------------          --------------
Carlyle Partners II, L.P.                                     2,575,746           $ 9,092,383.38

Carlyle Partners III, L.P.                                      117,008           $   413,038.24

State Board of Administration of Florida                      1,093,570           $ 3,860,302.10

Carlyle Investment Group, L.P.                                    2,736           $     9,658.08

Carlyle International Partners II, L.P.                       2,178,333           $ 7,689,515.49

Carlyle International Partners III, L.P.                        116,340           $   410,680.20

C/S International Partners                                      487,213           $ 1,719,861.89

Carlyle-NorthPoint Partners, L.P.                               899,878           $ 3,176,569.34

Carlyle-NorthPoint International Partners, L.P.                 319,544           $ 1,127,990.32

Carlyle Venture Partners, LP                                  1,495,014           $ 5,277,399.42

Carlyle U.S. Venture Partners, LP                               198,278           $   699,921.34

CS Venture Partners, LP                                         311,065           $ 1,098,059.45

Carlyle Venture Coinvestment, LLC                               120,289           $   424,620.17

Vulcan Ventures Incorporated                                  4,249,291           $14,999,997.23

Newcourt Commercial Finance Corporation                         424,929           $ 1,499,999.37

Greylock                                                        141,643           $   499,999.79

Benchmark Capital Partners, L.P.                                124,274           $   438,687.22

Benchmark Founders' Fund, L.P.                                   17,369           $    61,312.57

Accel V L.P.                                                    111,190           $   392,500.70

Accel Internet/Strategic Technology Fund L.P.                    14,731           $    52,000.43

Accel Investors '97 L.P.                                          6,799           $    24,000.47

Accel Keiretsu V L.P.                                             5,807           $    20,498.71

Ellmore C. Patterson Partners                                     3,116           $    10,999.48

1187415 Ontario Inc.                                             70,821           $   249,998.13

Mory Ejabat                                                      56,657           $   199,999.21

Lawrence M. Howell                                               99,149           $   349,995.97

The Dahl Family Trust Dated October 31, 1989, as                 56,657           $   199,999.21
 amended May 3, 1990

Charles Ross Partners Investment Fund Number 1                   56,657           $   199,999.21

William Hiller                                                   28,328           $    99,997.84

Lead Ventures                                                    28,328           $    99,997.84

CNA Trust FBO Michael W. Hall                                    14,164           $    49,998.92

Dino Vendetti                                                    14,164           $    49,998.92

The Sierra Ventures Mgmt. Co. 1989 Deferred Savings               7,082           $    24,999.46
 Plan FBO Henry P. Huff

Exeter Capital Partners IV, L.P.                                304,476           $ 1,074,800.28

Third Closing Total:                                         15,750,646           $55,599,780.38
-------------------                                          ----------           --------------

TOTAL ALL CLOSINGS:                                          16,997,670           $60,001,775.10
------------------                                           ==========           ==============